UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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NCR CORPORATION

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2023 Annual General Meeting Spring 2023

NOTES TO INVESTORS FORWARD-LOOKING STATEMENTS. Comments made during this presentation and in these materials contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “planned,” “objective,” “likely,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to NCR’s plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors listed in Item 1A “Risk Factors” of NCR’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on February 27, 2023 and those factors detailed from time to time in NCR’s other SEC reports including quarterly reports on Form 10-Q and current reports on Form 8-K. These materials are dated April17, 2023, and NCR does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. NON-GAAP MEASURES. While NCR reports its results in accordance with generally accepted accounting principles in the United States (GAAP), comments made during this presentation and in these materials will include or make reference to certain non-GAAP measures. These measures are included to provide additional useful information regarding performance metrics included in certain NCR executive compensation plans and are not a substitute for their comparable GAAP measures. Descriptions of these non-GAAP measures are included in the accompanying Supplementary Materials“ and are available on the Investor Relations page of NCR's website at www.ncr.com. Descriptions of many of these non-GAAP measures are also included in NCR's SEC reports. USE OF CERTAIN TERMS. As used in these materials: The term recurring revenue includes all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, cloud revenue, payment processing revenue, interchange and network revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights. Additional Information and Where to Find It. NCR has filed a definitive proxy statement (the “Proxy Statement”) and other documents with the Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies from stockholders in respect of the Annual Meeting of stockholders (the “Annual Meeting”). NCR may also file other documents with the SEC regarding the business to be conducted at the Annual Meeting. BEFORE MAKING ANY VOTING DECISION, NCR’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY AMENDMENTS OR SUPPLEMENTS THERETO (WHEN AVAILABLE) IN THEIR ENTIRETY AND ANY OTHER DOCUMENTS FILED OR TO BE FILED (WHEN AVAILABLE) BY NCR WITH THE SEC IN CONNECTION WITH THE BUSINESS TO BE CONDUCTED AT THE ANNUAL MEETING BEFORE MAKING ANY VOTING DECISION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS TO BE CONDUCTED AT THE ANNUAL MEETING. Stockholders may obtain a free copy of the Proxy Statement and other documents NCR files with the SEC through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge on its Investor Relations website copies of materials it files with, or furnishes to, the SEC. These presentation materials and the associated remarks made during this presentation are integrally related and are intended to be presented and understood together. 2

2023 Annual General Meeting Board 2023 Proposals Recommendation Election of Eleven Director Nominees VOTE FOR EACH NOMINEE Advisory Vote on the Compensation of the Named Executive Officers VOTE FOR VOTE FOR 1 YEAR Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Named Executive Officers Ratification of the Appointment of Independent Registered Public Accounting VOTE FOR Firm for the Year Ending December 31, 2022 Second Amendment to the 2017 Stock Incentive Plan VOTE FOR 3

Election of Eleven Director Nominees 4

Our Director Nominees

Experienced leaders from a diverse range of relevant backgrounds



Mark Begor
CEO
Equifax

- Mr. Begor's qualifications include extensive leadership roles; his industry expertise; his current and prior experience as a director and committee member of other public companies; and his independence



Gregory Blank
Senior Managing Director
Blackstone

- Mr. Blank's qualifications include his significant private equity and mergers and acquisitions experience with Blackstone; his experience evaluating and managing acquisitions and investments in the technology and telecommunications industries; his experience as a director of other public and private companies; his financial expertise and literacy; his prior service on Travelport's Audit Committee; and his independence



Catherine Burke
Chief Corporate Strategy Officer and Global President
Daniel J. Edelman Holdings

- Mrs. Burke's qualifications include her extensive experience and senior leadership roles in marketing, communications strategy and execution, and operations; her domestic and international experience in those areas; her financial literacy; her current public company board experience; and her independence



Deborah Farrington
Founder and President
StarVest Management

- Ms. Farrington's qualifications include her significant software industry and entrepreneurial experience as a long-time investor in emerging software and business services companies as a founder and general partner of StarVest Partners; her management experience as President of StarVest Partners management, as President and Chief Executive Officer of Victory Ventures, and her prior management roles; her leadership experience, including as Lead Director of NetSuite; her current and prior public company board and board committee experience; her financial literacy and expertise; and her independence



Michael Hayford
CEO
NCR Corporation

- Mr. Hayford's qualifications include his significant leadership and management experience in his previous roles at FIS and Metavante, as well as his current role at NCR; his industry expertise including in the financial services industry and bank technology processing; and his current and prior experience as a director and committee member of other public companies

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Our Director Nominees (Cont'd)

Experienced leaders from a diverse range of relevant backgrounds



Georgette Kiser
Former Operating Executive
The Carlyle Group

- Ms. Kiser's qualifications include her extensive senior leadership and management experience in her position at Carlyle and her former positions with T. Rowe Price and GE; her current and prior public company board and committee experience; her technology, data security and digital platform expertise; her risk management expertise; her financial literacy and expertise; and her independence



Kirk Larsen
EVP and CFO
Black Knight

- Mr. Larsen's qualifications include his significant experience in leadership roles in publicly held technology companies including Black Knight and FIS; his expertise in mergers and acquisitions, technology and software; his financial literacy and expertise; and his independence



Martin Mucci
Chairman and CEO
Paychex

- Mr. Mucci's qualifications include his significant experience in leadership roles in technology and telecommunications companies; his current role as Chairman and Chief Executive Officer of Paychex; his financial literacy and expertise; and his independence



Joseph Reece
Managing Partner
SilverBox Capital LLC

- Mr. Reece's qualifications include his current and prior experience as a director of other public companies; his significant finance and investment experience; his broad industry experience; his experience leading companies in operational, financial and strategic matters; and his independence
- ***Independent Lead Director***



Laura Sen
Former Non-Executive Chair and CEO,
BJ's Wholesale Club

- Ms. Sen's qualifications include her current and prior experience as a director of other public companies; her significant leadership and management experience in leading a growth company and serving on boards of significant companies in the retail industry; her financial expertise; and her independence



Glenn Welling
Founder and CIO
Engaged Capital

- Mr. Welling's qualifications include his current and prior experience as a director of other public companies; his significant finance and investment experience; his broad industry experience; his experience leading companies in operational, financial and strategic matters; and his independence

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Our Board Composition Director Skills, Experience and Background NCR’s Director Nominees 91% 36% 18% Are Self-Identify Self-Identify as an Independent as Women Ethnic Minority 3.05 Years 57.82 Years Average Tenure Average Age (as of Record Date) (as of Record Date) NCR’s Board 75% of Board Committee Chairs Self-Identify as Women 7 7

Advisory Vote on the Compensation of the Named Executive Officers 8

2022 Say on Pay Vote § The result of our 2022 Say on Pay vote was a robust 94% of the votes cast in support of our executive compensation program for our NEOs compensation in 2021. § Based on that this demonstrated support, we continued that structure for the compensation program for our NEOs compensation in 2022. § As you may recall, the result of our 2021 Say on Pay vote was an unmistakable message to the entire Board of Directors and NCR executive team that we needed to better understand our stockholders’ concerns and take an unvarnished review of our compensation framework – we are proud of the extensive action taken to update our compensation program accordingly § Our discussions with stockholders following the 2021 Say on Pay vote were critical to obtaining a clearer understanding of their specific concerns – their feedback informed the actions we took § Outreach to 31 stockholders owning approximately 57% of our outstanding shares § Meetings with 12 stockholders owning approximately 36% of our outstanding shares § All stockholder meetings were attended by one or more independent directors who are members of our Compensation and Human Resource Committee 9

2022 Executive Compensation Philosophy and Design

Continued Evolution in Line with our Strategic Priorities and Stockholder Feedback

2022 Incentives Aligned with Business Goals

Type of Pay	Objectives	Components of Pay
Annual Incentive Plan	*Financial Performance*	**55%** *EBITDA Metric*; **25%** *Revenue Metric*
	Stakeholder / Societal Concerns	**20%**[1] *10% Tied to ESG Metrics*; *10% Tied to an NPS Metric*
Long-Term Incentives	*Stockholder Value Creation*	**100%** *Performance-Based RSUs*[2]; *40% Tied to a Relative TSR Metric*; *30% Tied to a Recurring Revenue Metric*; *30% Tied to an EBITDA Metric*

2022 Target Pay Mix[3]

CEO



12% Annual Incentive
8% Salary
92% At-Risk Pay
80% Long-Term Incentive

Other NCR Named Executives



16% Annual Incentive
12% Salary
88% At-Risk Pay
72% Long-Term Incentive

(1) ESG metrics comprised of eNPS, Sustainability Accounting Standards Board (SASB) disclosure, BitSight Score and disclosure and targeted reduction of our greenhouse gas emissions; NPS metric represents an 8% increase over NPS achieved for 2021

(2) The performance-based RSUs with LTI Recurring Revenue and LTI EBITDA metrics have a three-year performance period (2022-2024); the performance period for rTSR RSUs began on the grant date (February 25, 2022) and ends on December 31, 2024; to the extent earned, both types of RSUs will cliff-vest 100% on the three-year anniversary of the grant date

(3) For 2022, the Committee held ongoing Total Direct Executive Compensation of all named executives flat in total and by component, including salary, short-term incentive target, and long-term incentive grant values (except that given his transition from consultant to an employee and a key member of our executive team, Mr Layden's 2022 long-term incentive grant value is higher than that of the 2021 long-term incentives he received as a consultant)

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Second Amendment to 2017 Stock Incentive Plan 11

Addition to 2017 Stock Plan Reserve Our projections show that the Company’s current share reserve under the 2017 Stock Plan will not likely be sufficient to cover anticipated new equity grants needed beyond 2023. § Approves an additional 12 million shares for issuance under the 2017 Stock Incentive Plan, subject to stockholder approval § Expected to be sufficient to cover currently anticipated equity grants for 3 years (2023-2025). 12

Additional Shares Necessary § NCR’s continued ability to grant stock-based incentives is critical to: ‾ align employee and stockholder interests in the creation of stockholder value, ‾ attract, incentivize and retain highly qualified and experienced employee and director talent in the highly competitive software/services industry, ‾ motivate exceptional employee behavior that leads to the achievement of our strategic priorities and increased stockholder return, and ‾ drive employees to achieve long-term financial and operational goals to realize our strategic business transformation. § As of February 28, 2023, NCR had 3.5 million shares available to grant under the 2017 Stock Incentive Plan § NCR’s run rate in 2022 and 2021 was 4.3% and 3.4%, respectively, with the weighted average of NCR’s common shares outstanding (including the Series A Convertible Preferred Stock on an as-converted basis) in 2022 and 2021 at 145.9 million and 140.4 million, respectively § Equity awards are a crucial component of NCR’s compensation program. In order to continue to attract and retain highly qualified and experienced employees, NCR will continue to grant stock-settled awards under the 2017 Stock Plan using the remaining 3.5 million shares available as of February 28, 2023. In the event the amendment to increase the share reserve by an additional 12 million shares is not approved by the stockholders, and sufficient shares are not available in future years under the 2017 Stock Plan to grant stock-settled awards, NCR may choose to grant cash-settled awards pursuant to the terms of the 2017 Stock Plan. However, cash-settled awards are less attractive to employees than stock-settled awards, and cash-settled awards could have an adverse impact on NCR’s cash flow from operations, financial position and results of operations. 13

Maintain Stockholder Protections The 2017 Stock Plan will continue to retain the enhanced governance rules protecting stockholders that were added to the Plan in 2017, plus prior governance protections, including but not limited to: No “Single- No Liberal Change Director Pay No Tax Trigger” in Control Cap Gross-Ups Vesting Provisions No Dividends Minimum Repricing Individual Vesting Period of on Unvested Prohibitions Award Limits 12 months Awards No Strengthened Discounted Cash Buyout “Evergreen” Clawback Options/SARs Prohibition Provision Provisions Prohibited 14

Update on Environmental and Social Initiatives 15

Update on Environmental, Social and Governance Initiatives (1/2) Key Select Initiatives Underway Recent Highlights Continue to report our Scope 1 and Set the ambitious Scope 2 emissions § In 2022, we are proud to publicly disclose for the first time goal to achieve Net- from our global our Scope 1 and Scope 2 greenhouse gas (GHG) emissions Zero by 2050 by Transition to an facilities and service developing science- Electric Vehicle fleet data for the past three years, which has been measured and operations through based plans and the CDP (formerly calculated in alignment with the GHG Protocol Standard targets Carbon Disclosure Project) ENVIRONMENTAL * § We are publishing our global and U.S. diversity data , which Restructure and will be reported in alignment with the SASB framework for Improve our supplier redeploy a council the Software & IT services industry diversity program focused on global and invest in inclusion with the Pledge to increase products and mission to inspire NCR’s Diversity by the Numbers our yearly giving to services from small action that attracts, equal one percent of businesses, as well as develops and retains our adjusted net 63 24% 42% 28% minority, women and top diverse talent income countries in which of our global workforce of our U.S. workforce self- of U.S. management veteran-owned and fosters an approximately 35,000 self-identify as women identify as ethnically positions are held by SOCIAL business enterprises inclusive work employees reside and/or racially diverse people who self-identify environment as women * Based on data as of November 30, 2022, for NCR Corporation and its subsidiaries. 16

Update on Environmental, Social and Governance Initiatives (2/2) Privacy and Data Security In December 2022, in connection with our broader ESG efforts, MSCI Inc., a leading provider of decision support tools for the global investment community, assessed NCR’s privacy and data security programs as an 8.7 on a 10-point scale, relative to the software and services industry average of 6.7. Other Highlights § Publishing our first Inclusion, Diversity, Equity, Allyship & Storytelling (IDEAS) report including our commitment to promoting a diverse and equitable workforce and our baseline diversity data which includes global gender and US-based race/ethnicity reporting § An upgrade to ‘A’ rating in MSCI Inc.’s annual assessment of NCR’s overall ESG program § Achieving a top security rating of ‘Advanced’ on BitSight Technologies Inc.’s Company Overview Report of NCR § A two-step rating improvement from CDP (formerly Carbon Disclosure Project) regarding NCR’s score on our annual CDP climate questionnaire submission § Being recognized by The Human Rights Campaign Foundation as one of the best places to work for LGBTQ Equality in 2022, for which we scored 100 percent on the corporate equality index § Continuing our strong commitment to expand the work of the NCR Foundation and increase giving centered around three focus areas: STEM education; economic development; and disaster recovery. In 2022, The NCR Foundation approved 42 grants totaling approximately $4 million NCR Confidential - Internal Use Only 17

Thank You

Supplementary Materials 19

NON-GAAP MEASURES While NCR reports its results in accordance with generally accepted accounting principles (GAAP) in the United States, comments made during this presentation and in these materials may include non-GAAP measures. These measures are included to provide additional useful information regarding NCR's financial results, and are not a substitute for their comparable GAAP measures. Non-GAAP Diluted Earnings Per Share (EPS) are determined by excluding, as applicable, pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits, as well as other special items, including amortization of acquisition related intangibles and transformation and restructuring activities, from NCR’s GAAP earnings per share. Due to the non-operational nature of these pension and other special items, NCR’s management uses this non-GAAP measure to evaluate year-over-year operating performance. NCR believes this measure is useful for investors because it provides a more complete understanding of NCR’s underlying operational performance, as well as consistency and comparability with NCR’s past reports of financial results. Free Cash Flow. NCR’s management uses a non-GAAP measure called “free cash flow” to assess the financial performance of the Company. We define free cash flow as net cash provided by (used in) operating activities less capital expenditures for property, plant and equipment, less additions to capitalized software, plus/minus restricted cash settlement activity, plus acquisition-related items, less the impact from the initial sale of trade accounts receivables under the agreement entered into during the 3rd quarter of 2021, and plus pension contributions and settlements. We believe free cash flow information is useful for investors because it relates the operating cash flows of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash available after capital expenditures, which can be used for, among other things, investments in the Company’s existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of NCR stock and repayment of debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures, since there may be other non-discretionary expenditures that are not deducted from the measure. Free cash flow does not have a uniform definition under GAAP, and therefore NCR’s definition of this measure may differ from that of other companies. This non-GAAP measure should not be considered a substitute for, or superior to, cash flows from operating activities under GAAP. 20 20

NON-GAAP MEASURES Adjusted EBITDA is defined as GAAP net income (loss) from continuing operations attributable to NCR plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus stock-based compensation expense; plus other income (expense); plus pension mark- to-market adjustments, pension settlements, pension curtailments and pension special termination benefits and other special items, including amortization of acquisition-related intangibles and transformation and restructuring charges (which include integration, severance and other exit and disposal costs), among others. The special items are considered non-operational so are excluded from the Adjusted EBITDA metric utilized by our chief operating decision maker in evaluating segment performance and are separately delineated to reconcile back to total reported income from operations. Management believes this format is useful to investors because it allows analysis and comparability of operating trends. It also includes the same information that is used by NCR management to make decisions regarding the segments and to assess our financial performance. AIP EBITDA for purposes of our 2022 Annual Incentive Plans equals Adjusted EBITDA for the Company, adjusted to eliminate the impact of foreign currency fluctuations during the performance period, based on the same foreign exchange rates used to establish the Company’s applicable financial plan, and excludes the impact of mergers and acquisitions completed during the performance period. Further adjusted as determined in the sole discretion of the Committee. We exclude the impact of the items described above because we believe they do not relate directly to a named executive’s performance or the Company’s operational success. 21 21